UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007
VESTIN REALTY MORTGAGE II, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 WEST SUNSET ROAD
LAS VEGAS, NEVADA 89113
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2007, Vestin Realty Mortgage II, Inc. (the “Company”), announced that on June 22, 2007 it completed the issuance of $60 million of trust preferred securities to Merrill Lynch International, Bear Stearns & Co. Inc. and Taberna Funding LLC.  The trust preferred securities were issued by a special purpose business trust, Vestin II Capital Trust I, a Delaware Statutory trust.  These securities have a fixed interest rate equal to 8.75% through July 2012 and, thereafter, are subject to a variable rate equal to LIBOR plus 3.5% per annum, resetting quarterly.  The securities mature on July 30, 2020 and may be called at par by the Company any time after July 30, 2012.  These securities were placed in a private transaction exempt from registration under the Securities Act of 1933, as amended.    A copy of the press release and related agreements are furnished as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.4	Junior Subordinated Indenture

10.9	Form of Purchase Agreement

10.10	Amended and Restated Trust Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: June 27, 2007	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer